UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021 (June 29, 2021)

Eagle Bulk Shipping Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2021, Eagle Bulk Shipping Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain funds and separate accounts managed by GoldenTree Asset Management LP (the “Selling Shareholders”) and Morgan Stanley & Co. LLC, as the sole underwriter (the “Underwriter”), pursuant to which the Selling Shareholders agreed to sell 1,695,182 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to the Underwriter (the “Initial Securities”), at a price to the public of $46.50 per share. Pursuant to the Underwriting Agreement, the Selling Shareholders granted the Underwriter a 30-day option to purchase up to an aggregate of 254,277 additional shares of Common Stock (the “Option Securities”), which option was exercised in full on June 30, 2021. The offering with respect to the Initial Securities and the Option Securities (collectively, the “Offering”) is expected to close on July 2, 2021. The Company did not receive any of the proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholders and other customary obligations of the parties and termination provisions. The Company and the Selling Shareholders, in each case severally and not jointly, have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any such liabilities.

Under the Underwriting Agreement, the Company, its executive officers and directors, the Selling Shareholders and certain other shareholders have also agreed, subject to certain exceptions, to certain customary lock-ups with respect to the Common Stock and securities convertible into or exchangeable or exercisable for any shares of Common Stock for a period of 45 days from the date of the final prospectus supplement.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-233208), filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2019, as amended and supplemented.

The foregoing descriptions of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

On June 29, 2021, the Company issued a press release announcing the launch of the Offering. A copy of such press release is attached as Exhibit 99.1 and is incorporated by reference. On June 29, 2021, the Company also issued a press release announcing the upsize and pricing of the Offering. A copy of such press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Forward-Looking Statements

Matters discussed in this Current Report on Form 8-K may constitute forward-looking statements. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company’s forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company’s filings with the SEC. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 29, 2021, by and among Eagle Bulk Shipping, Inc., each of the Selling Shareholders named therein and Morgan Stanley & Co. LLC, as underwriter.

99.1	Press Release of the Company, dated June 29, 2021, titled “Eagle Bulk Shipping Inc. Announces Secondary Public Offering of Common Stock.”

99.2	Press Release of the Company, dated June 29, 2021, titled “Eagle Bulk Shipping Inc. Announces the Upsize and Pricing of Secondary Public Offering of Common Stock.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: July 1, 2021	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer